Exhibit 8.1
Subsidiaries of PagSeguro Digital Ltd.
1.BS Holding Financeira Ltda. (Brazil)
2.PagSeg Participações Ltda. (Brazil)
3.PagSeguro Holding Ltd. (Cayman)
4.PagSeguro Internet Instituição de Pagamento S.A. (Brazil)
5.BancoSeguro S.A. (Subsidiary of BS Holding Ltda.) (Brazil)
6.Paginvest Corretora de Títulos e Valores Mobiliários Ltda. (Subsidiary of BS Holding Ltda.) (Brazil)
7.Wirecard Brazil Instituição de Pagamento S.A (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Brazil)
8.Concil Inteligência em Conciliação S.A. (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Brazil)
9.PagSeguro Biva Securitizadora de Créditos Financeiros S.A. (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Brazil)
10.Netpos Serviços de Informática S.A. (Subsidiary of PagSeguro Internet Instituição de Pagamento S.A.) (Brazil)
11.BCPS Online Services, Lda. (Subsidiary of PagSeg Participações Ltda.) (Portugal)
12.Pag Participações Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
13.CDS Serviços Financeiros Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
14.Net+Phone Telecomunicações Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
15.PagSeguro Tecnologia Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
16.PagSeguro Biva Serviços Financeiros Ltda. (Subsidiary of PagSeg Participações Ltda.) (Brazil)
17.Zygo Serviços de Tecnologia S.A. . (Subsidiary of Pag Participações Ltda.) (Brazil)
18.Tilix Digital Ltda. (Subsidiary of Pag Participações Ltda.) (Brazil)
19.Yamí Software & Inovação Ltda. (Subsidiary of Pag Participações Ltda.) (Brazil)
20.PagSeguro Chile SpA. (Subsidiary of PagSeguro Holding Ltd.) (Chile)
21.PagSeguro Colombia S.A.S. (Subsidiary of PagSeguro Holding Ltd.) (Colombia)
22.PSGP Mexico S.A. de C.V. (Subsidiary of PagSeguro Holding Ltd.) (Mexico)
23.PagSeguro Peru S.A.C. (Subsidiary of PagSeguro Holding Ltd.) (Peru)